Exhibit 99

Chemed Reports First-Quarter 2016 Results

CINCINNATI--(BUSINESS WIRE)--April 28, 2016--Chemed Corporation (Chemed) (NYSE:CHE), which operates VITAS Healthcare Corporation (VITAS), the nation’s largest provider of end-of-life care, and Roto-Rooter, the nation’s largest commercial and residential plumbing and drain cleaning services provider, reported financial results for its first quarter ended March 31, 2016, versus the comparable prior-year period, as follows:

Consolidated operating results:

  Revenue increased 3.6% to $390 million
  GAAP Diluted EPS increased 3.6% to $1.45
  Adjusted Diluted EPS increased 5.2% to $1.62

VITAS segment operating results:

  Net Patient Revenue of $278 million, an increase of 2.9%
  Average Daily Census (ADC) of 15,653, an increase of 5.6%
  Admissions of 16,868, a decrease of 2.3%
  Unit for Unit admissions decreased 0.7%
  Net Income, including litigation costs, of $19.1 million, a decrease of 1.2%
  Adjusted EBITDA, excluding cap, of $35.9 million, an increase of 0.3%
  Adjusted EBITDA margin, excluding cap, of 12.9%, a decrease of 34 basis points

Roto-Rooter segment operating results:

  Revenue of $113 million, an increase of 5.4%
  Net Income of $13.0 million, an increase of 8.4%
  Adjusted EBITDA of $23.4 million, an increase of 9.1%
  Adjusted EBITDA margin of 20.7%, an increase of 69 basis points

VITAS

Net revenue for VITAS was $278 million in the first quarter of 2016, which is an increase of 2.9%, when compared to the prior-year period. This revenue increase is comprised primarily of an average Medicare reimbursement rate increase of approximately 0.6%, a 5.6% increase in average daily census, offset by acuity mix shift which negatively impacted revenue 1.8% and changes in Medicare hospice reimbursement which negatively impacted revenue 2.1%.

On January 1, 2016, CMS implemented a refinement to the Medicare hospice reimbursement per diem. This refinement eliminated the single-tier per diem for routine home care (RHC) and replaced it with a two-tiered rate, with a higher per diem rate for the first 60 days of a hospice patient’s care, and a lower rate for day 61 and after. In addition, CMS provided for a Service Intensity Add-on (SIA) payment which provides for reimbursement of care provided by a registered nurse or social worker for RHC patients within seven days prior to death. The reimbursement for continuous care, inpatient care and respite care are not impacted by this rebasing.

The current two-tiered national per diem rate for RHC is $186.84 for the first 60 days and $146.83 for RHC provided to patients in hospice beyond 60 days. An individual hospice’s actual per diem rate is adjusted for differences in geographic cost of living.

Rebasing in 2016 would be revenue neutral to a hospice if it has 37.6% of total RHC days-of-care being provided to patients in their first 60 days of admission and 62.4% of total RHC days-of-care provided to patients after the 60 days. (RHC Days-of-Care ratio).

In the first quarter of 2016, VITAS had a 25/75 RHC Days-of-Care ratio and generated approximately $1.0 million in SIA payments. This resulted in 2.1% less revenue than under the previous Medicare reimbursement methodology.

VITAS did not have any adjustments to revenue related to the Medicare Cap billing limitation in the quarter. This compares to $0.2 million of Medicare Cap billing limitations reversed in the first quarter of 2015.

At March 31, 2016, VITAS had 31 Medicare provider numbers, none of which has an estimated 2016 Medicare Cap billing limitation.

Of VITAS’ 31 unique Medicare provider numbers, 28 provider numbers have a Medicare Cap cushion of 10% or greater for the 2016 Medicare Cap period, two provider numbers have a cap cushion between 5% and 10%, and one provider number has a cap cushion between 0% and 5%. VITAS generated an aggregate cap cushion of $264 million during the trailing twelve-month period.

Average revenue per patient per day in the quarter, excluding the impact of Medicare Cap, was $194.84, which is 3.5% below the prior-year period. Routine home care reimbursement and high acuity care averaged $160.92 and $702.52, respectively. During the quarter, high acuity days of care were 6.3% of total days of care, 66 basis points less than the prior-year quarter.

The first quarter of 2016 gross margin, excluding the impact of Medicare Cap, was 21.0%, which is a 14 basis point decline when compared to the first quarter of 2015.

Selling, general and administrative expense, excluding litigation costs, was $22.4 million in the first quarter of 2016, which is an increase of 7.9% when compared to the prior-year quarter. Adjusted EBITDA, excluding Medicare Cap, totaled $35.9 million in the quarter, an increase of 0.3% over the prior-year period. Adjusted EBITDA margin, excluding the impact from Medicare Cap, was 12.9% in the quarter which is 34 basis points below the prior-year period.

Roto-Rooter

Roto-Rooter’s plumbing and drain cleaning business generated sales of $113 million for the first quarter of 2016, an increase of $5.8 million, or 5.4%, over the prior-year quarter. Revenue from water restoration totaled $12.5 million, an increase of 19.2% over the prior year.

Roto-Rooter’s gross margin in the quarter was 47.6%, a 26 basis point improvement when compared to the first quarter of 2015. Adjusted EBITDA in the first quarter of 2016 totaled $23.4 million, an increase of 9.1%, and the Adjusted EBITDA margin was 20.7% in the quarter, 69 basis points higher than the prior year.

Chemed Consolidated

As of March 31, 2016, Chemed had total cash and cash equivalents of $15 million and debt of $145 million.

In June 2014 Chemed entered into a five-year Amended and Restated Credit Agreement that consisted of a $100 million amortizable term loan and a $350 million revolving credit facility. The interest rate on this facility has a floating rate that is currently LIBOR plus 112.5 basis points. At March 31, 2016, the Company had approximately $257 million of undrawn borrowing capacity under this credit agreement.

Capital expenditures through March 31, 2016, aggregated $11.5 million and compares to depreciation and amortization during the same period of $8.5 million.

During the quarter, the Company repurchased 400,000 shares of Chemed stock for $52.5 million which equates to a cost per share of $131.15. On March 11, 2016, Chemed’s Board of Directors authorized an additional $100 million for stock repurchase under Chemed’s existing share repurchase program. As of March 31, 2016, there is $100 million of remaining share repurchase authorization under this plan.

Guidance for 2016

Including the impact of the change in Medicare hospice reimbursement previously discussed, full-year 2016 revenue growth for VITAS, prior to Medicare Cap, is estimated to be in the range of 2.5% to 3.5%. Admissions in 2016 are estimated to increase 3% and full-year Adjusted EBITDA margin, prior to Medicare Cap, is estimated to be 14% to 15%. This guidance includes $3.8 million for Medicare Cap billing limitations.

Roto-Rooter is forecasted to achieve full-year 2016 revenue growth of 3.5% to 4.5%. This revenue estimate is based upon increased job pricing of approximately 1% and continued growth in water restoration services. Adjusted EBITDA margin for 2016 is estimated in the range of 20% to 21%.

Based upon the above, full-year 2016 adjusted earnings per diluted share, excluding non-cash expense for stock options, costs related to litigation, and other discrete items, is estimated to be in the range of $7.05 to $7.25. This compares to Chemed’s 2015 reported adjusted earnings per diluted share of $6.98.

The impact on diluted earnings per share from rebasing is approximately $0.56. Excluding rebasing, 2016 guidance for adjusted earnings per diluted share would have been in the range of $7.61 to $7.81.

Conference Call

Chemed will host a conference call and webcast at 10 a.m., ET, on Friday, April 29, 2016, to discuss the Company's quarterly results and to provide an update on its business. The dial-in number for the conference call is (855) 715-1324 for U.S. and Canadian participants and (503) 343-6664 for international participants. The participant passcode is 91650980. A live webcast of the call can be accessed on Chemed's website at www.chemed.com by clicking on Investor Relations Home.

A taped replay of the conference call will be available beginning approximately 24 hours after the call's conclusion. It can be accessed by dialing (855) 859-2056 for U.S. and Canadian callers and (404) 537-3406 for international callers and will be available for one week following the live call. The replay pass code is 91650980. An archived webcast will also be available at www.chemed.com.

Chemed Corporation operates in the healthcare field through its VITAS Healthcare Corporation subsidiary. VITAS provides daily hospice services to over 14,000 patients with severe, life-limiting illnesses. This type of care is focused on making the terminally ill patient's final days as comfortable and pain-free as possible.

Chemed operates in the residential and commercial plumbing and drain cleaning industry under the brand name Roto-Rooter. Roto-Rooter provides plumbing, drain cleaning, and water restoration services through company-owned branches, independent contractors and franchisees in the United States and Canada. Roto-Rooter also has licensed master franchisees in the republics of Indonesia and Singapore, and the Philippines.

This press release contains information about Chemed’s EBITDA, Adjusted EBITDA and Adjusted Diluted EPS, which are not measures derived in accordance with GAAP and which exclude components that are important to understanding Chemed’s financial performance. In reporting its operating results, Chemed provides EBITDA, Adjusted EBITDA and Adjusted Diluted EPS measures to help investors and others evaluate the Company’s operating results, compare its operating performance with that of similar companies that have different capital structures and evaluate its ability to meet its future debt service, capital expenditures and working capital requirements. Chemed’s management similarly uses EBITDA, Adjusted EBITDA and Adjusted Diluted EPS to assist it in evaluating the performance of the Company across fiscal periods and in assessing how its performance compares to its peer companies. These measures also help Chemed’s management to estimate the resources required to meet Chemed’s future financial obligations and expenditures. Chemed’s EBITDA, Adjusted EBITDA and Adjusted Diluted EPS should not be considered in isolation or as a substitute for comparable measures calculated and presented in accordance with GAAP. We calculated Adjusted EBITDA Margin by dividing Adjusted EBITDA by service revenue and sales. A reconciliation of Chemed’s net income to its EBITDA, Adjusted EBITDA and Adjusted Diluted EPS is presented in the tables following the text of this press release.

Forward-Looking Statements

Certain statements contained in this press release and the accompanying tables are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words "believe," "expect," "hope," "anticipate," "plan" and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Chemed does not undertake and specifically disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These statements are based on current expectations and assumptions and involve various risks and uncertainties, which could cause Chemed's actual results to differ from those expressed in such forward-looking statements.

These risks and uncertainties arise from, among other things, possible changes in regulations governing the hospice care or plumbing and drain cleaning industries; periodic changes in reimbursement levels and procedures under Medicare and Medicaid programs; difficulties predicting patient length of stay and estimating potential Medicare reimbursement obligations; challenges inherent in Chemed's growth strategy; the current shortage of qualified nurses, other healthcare professionals and licensed plumbing and drain cleaning technicians; Chemed’s dependence on patient referral sources; and other factors detailed under the caption "Description of Business by Segment" or "Risk Factors" in Chemed’s most recent report on form 10-Q or

10-K and its other filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on such forward-looking statements and there are no assurances that the matters contained in such statements will be achieved.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENT OF INCOME
(in thousands, except per share data)(unaudited)

	Three Months Ended March 31,
	2016	2015
Service revenues and sales	$390,389	$376,652
Cost of services provided and goods sold	278,435	268,885
Selling, general and administrative expenses (aa)	59,045	59,037
Depreciation	8,424	8,032
Amortization	92	127
Total costs and expenses	345,996	336,081
Income from operations	44,393	40,571
Interest expense	(842)	(969)
Other income--net (bb)	(2,924)	563
Income before income taxes	40,627	40,165
Income taxes	(15,787)	(15,628)
Net income	$24,840	$24,537

Earnings Per Share
Net income	$1.49	$1.45
Average number of shares outstanding	16,720	16,914

Diluted Earnings Per Share
Net income	$1.45	$1.40
Average number of shares outstanding	17,170	17,466

(aa) Selling, general and administrative ("SG&A") expenses comprise (in thousands):
	Three Months Ended March 31,
	2016	2015
SG&A expenses before long-term incentive compensation, expenses related to the O.I.G. investigation and the impact of market value adjustment related to deferred compensation plans	$59,937	$55,879
Market value adjustment related to deferred compensation plans	(2,987)	950
Expenses related to O.I.G. investigation	2,336	1,274
Long-term incentive compensation	(241)	934
Total SG&A expenses	$59,045	$59,037

(bb) Other income--net comprises (in thousands):
	Three Months Ended March 31,
	2016	2015
Market value adjustment related to deferred compensation plans	$(2,987)	$950
Interest income	97	44
Gain/(loss) on disposal of property and equipment	(33)	48
Other	(1)	(479)
Total other income--net	$(2,924)	$563

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATED BALANCE SHEET
(in thousands, except per share data)(unaudited)

	March 31,
	2016	2015
Assets
Current assets
Cash and cash equivalents	$15,235	$28,335
Accounts receivable less allowances	143,040	145,757
Inventories	6,102	6,166
Current deferred income taxes	-	16,926
Prepaid income taxes	3,258	1,279
Prepaid expenses	12,306	10,023
Total current assets	179,941	208,486
Investments of deferred compensation plans held in trust	49,195	52,075
Properties and equipment, at cost less accumulated depreciation	119,331	104,796
Identifiable intangible assets less accumulated amortization	55,018	55,901
Goodwill	472,438	466,576
Other assets	6,996	7,843
Total Assets	$882,919	$895,677

Liabilities
Current liabilities
Accounts payable	$50,721	$43,618
Current portion of long-term debt	18,000	6,875
Income taxes	11,129	13,033
Accrued insurance	45,628	42,498
Accrued compensation	43,844	43,578
Accrued legal	2,819	1,115
Other current liabilities	19,416	20,853
Total current liabilities	191,557	171,570
Deferred income taxes	16,861	28,794
Long-term debt	126,875	154,375
Deferred compensation liabilities	49,188	51,407
Other liabilities	13,617	12,989
Total Liabilities	398,098	419,135
Stockholders' Equity
Capital stock	34,076	33,516
Paid-in capital	610,219	553,565
Retained earnings	886,604	791,970
Treasury stock, at cost	(1,048,509)	(904,825)
Deferred compensation payable in Company stock	2,431	2,316
Total Stockholders' Equity	484,821	476,542
Total Liabilities and Stockholders' Equity	$882,919	$895,677

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENT OF CASH FLOWS
(in thousands)(unaudited)

	Three Months Ended
	March 31,
	2016	2015
Cash Flows from Operating Activities
Net income	$24,840	$24,537
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,516	8,159
Provision for uncollectible accounts receivable	4,242	3,804
Benefit for deferred income taxes	(4,202)	(2,734)
Stock option expense	2,563	1,444
Amortization of restricted stock awards	539	449
Noncash long-term incentive compensation	(305)	934
Amortization of debt issuance costs	130	131
Changes in operating assets and liabilities:
Increase in accounts receivable	(41,050)	(24,926)
Decrease in inventories	212	2
Decrease in prepaid expenses	546	1,433
Decrease in accounts payable and other current liabilities	(7,567)	(9,538)
Increase in income taxes	19,448	11,696
Decrease/(increase) in other assets	410	(2,815)
Increase/(decrease) in other liabilities	(140)	2,569
Excess tax benefit on share-based compensation	(900)	(2,900)
Other sources/(uses)	(59)	129
Net cash provided by operating activities	7,223	12,374
Cash Flows from Investing Activities
Capital expenditures	(11,473)	(8,553)
Other sources	153	351
Net cash used by investing activities	(11,320)	(8,202)
Cash Flows from Financing Activities
Proceeds from revolving line of credit	59,000	37,200
Payments on revolving line of credit	(3,500)	(22,200)
Payments on other long-term debt	(1,875)	(1,250)
Purchase of treasury stock	(52,460)	-
Increase/(decrease) in cash overdrafts payable	7,061	(1,528)
Dividends paid	(4,081)	(3,743)
Capital stock surrendered to pay taxes on stock-based compensation	(4,020)	(5,464)
Proceeds from exercise of stock options	2,887	4,899
Excess tax benefit on share-based compensation	900	2,900
Other uses	693	(783)
Net cash provided by financing activities	4,605	10,031
Increase in Cash and Cash Equivalents	508	14,203
Cash and cash equivalents at beginning of year	14,727	14,132
Cash and cash equivalents at end of period	$15,235	$28,335

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATING STATEMENT OF INCOME
FOR THE THREE MONTHS ENDED MARCH 31, 2016 AND 2015
(in thousands)(unaudited)

				Chemed
	VITAS	Roto-Rooter	Corporate	Consolidated
2016
Service revenues and sales	$277,528	$112,861	$-	$390,389
Cost of services provided and goods sold	219,266	59,169	-	278,435
Selling, general and administrative expenses (a)	24,783	29,807	4,455	59,045
Depreciation	4,781	3,501	142	8,424
Amortization	14	78	-	92
Total costs and expenses	248,844	92,555	4,597	345,996
Income/(loss) from operations	28,684	20,306	(4,597)	44,393
Interest expense	(59)	(93)	(690)	(842)
Intercompany interest income/(expense)	2,103	948	(3,051)	-
Other income/(expense)—net	41	23	(2,988)	(2,924)
Income/(loss) before income taxes	30,769	21,184	(11,326)	40,627
Income taxes (a)	(11,682)	(8,164)	4,059	(15,787)
Net income/(loss)	$19,087	$13,020	$(7,267)	$24,840

2015
Service revenues and sales	$269,613	$107,039	$-	$376,652
Cost of services provided and goods sold	212,495	56,390	-	268,885
Selling, general and administrative expenses (b)	22,078	28,802	8,157	59,037
Depreciation	4,785	3,094	153	8,032
Amortization	60	67	-	127
Total costs and expenses	239,418	88,353	8,310	336,081
Income/(loss) from operations	30,195	18,686	(8,310)	40,571
Interest expense	(57)	(96)	(816)	(969)
Intercompany interest income/(expense)	1,726	838	(2,564)	-
Other income/(expense)-net	(433)	46	950	563
Income/(loss) before income taxes	31,431	19,474	(10,740)	40,165
Income taxes (b)	(12,116)	(7,466)	3,954	(15,628)
Net income/(loss)	$19,315	$12,008	$(6,786)	$24,537

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATING SUMMARY OF EBITDA
FOR THE THREE MONTHS ENDED MARCH 31, 2016 AND 2015
(in thousands)(unaudited)

				Chemed
	VITAS	Roto-Rooter	Corporate	Consolidated
2016
Net income/(loss)	$19,087	$13,020	$(7,267)	$24,840
Add/(deduct):
Interest expense	59	93	690	842
Income taxes	11,682	8,164	(4,059)	15,787
Depreciation	4,781	3,501	142	8,424
Amortization	14	78	-	92
EBITDA	35,623	24,856	(10,494)	49,985
Add/(deduct):
Intercompany interest income/(expense)	(2,103)	(948)	3,051	-
Interest income	(79)	(17)	(1)	(97)
Expenses related to O.I.G. investigation	2,336	-	-	2,336
Amortization of stock awards	131	81	327	539
Advertising cost adjustment (c)	-	(608)	-	(608)
Stock option expense	-	-	2,563	2,563
Long-term incentive compensation	-	-	(241)	(241)
Expenses related to securities litigation	-	-	3	3
Adjusted EBITDA	$35,908	$23,364	$(4,792)	$54,480

2015
Net income/(loss)	$19,315	$12,008	$(6,786)	$24,537
Add/(deduct):
Interest expense	57	96	816	969
Income taxes	12,116	7,466	(3,954)	15,628
Depreciation	4,785	3,094	153	8,032
Amortization	60	67	-	127
EBITDA	36,333	22,731	(9,771)	49,293
Add/(deduct):
Intercompany interest income/(expense)	(1,726)	(838)	2,564	-
Interest income	(34)	(10)	-	(44)
Expenses related to O.I.G. investigation	1,274	-	-	1,274
Amortization of stock awards	107	41	301	449
Advertising cost adjustment (c)	-	(506)	-	(506)
Expenses related to litigation settlements	-	5	-	5
Stock option expense	-	-	1,444	1,444
Long-term incentive compensation	-	-	934	934
Adjusted EBITDA	$35,954	$21,423	$(4,528)	$52,849

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
RECONCILIATION OF ADJUSTED NET INCOME
(in thousands, except per share data)(unaudited)

	Three Months Ended March 31,
	2016	2015
Net income as reported	$24,840	$24,537

Add after-tax cost of:
Stock option expense	1,621	910
Expenses related to O.I.G. investigation	1,443	790
Long-term incentive compensation	(152)	591
Expenses related to securities litigation	2	-
Expenses related to litigation settlements	-	3
Adjusted net income	$27,754	$26,831

Diluted Earnings Per Share As Reported
Net income	$1.45	$1.40
Average number of shares outstanding	17,170	17,466

Adjusted Diluted Earnings Per Share
Adjusted net income	$1.62	$1.54
Average number of shares outstanding	17,170	17,466

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
OPERATING STATISTICS FOR VITAS SEGMENT
(unaudited)

	Three Months Ended March 31,
OPERATING STATISTICS	2016	2015
Net revenue ($000) (d)
Homecare	$214,850	$204,541
Inpatient	25,517	26,716
Continuous care	37,161	38,191
Total before Medicare cap allowance	$277,528	$269,448
Medicare cap allowance	-	165
Total	$277,528	$269,613
Net revenue as a percent of total before Medicare cap allowance
Homecare	77.4%	75.9%
Inpatient	9.2	9.9
Continuous care	13.4	14.2
Total before Medicare cap allowance	100.0	100.0
Medicare cap allowance	-	0.1
Total	100.0%	100.1%
Average daily census ("ADC") (days)
Homecare	11,681	10,877
Nursing home	2,991	2,920
Routine homecare	14,672	13,797
Inpatient	421	440
Continuous care	560	587
Total	15,653	14,824

Total Admissions	16,868	17,268
Total Discharges	16,743	16,990
Average length of stay (days)	83.7	79.0
Median length of stay (days)	15.0	13.0
ADC by major diagnosis
Neurological	22.1%	23.7%
Cerebro	31.2	28.0
Cancer	15.3	16.9
Cardio	17.3	17.8
Respiratory	7.9	7.8
Other	6.2	5.8
Total	100.0%	100.0%
Admissions by major diagnosis
Neurological	11.3%	12.9%
Cerebro	20.9	18.6
Cancer	30.5	30.6
Cardio	15.5	15.8
Respiratory	10.9	10.8
Other	10.9	11.3
Total	100.0%	100.0%
Direct patient care margins (e)
Routine homecare	52.1%	52.7%
Inpatient	5.7	8.4
Continuous care	15.1	15.9
Homecare margin drivers (dollars per patient day)
Labor costs	$56.72	$57.21
Drug costs	5.93	6.50
Home medical equipment	6.68	6.41
Medical supplies	2.85	2.92
Inpatient margin drivers (dollars per patient day)
Labor costs	$338.73	$339.37
Continuous care margin drivers (dollars per patient day)
Labor costs	$599.38	$587.63
Bad debt expense as a percent of revenues	1.3%	1.0%
Accounts receivable --
Days of revenue outstanding- excluding unapplied Medicare payments	38.3	41.3
Days of revenue outstanding- including unapplied Medicare payments	36.8	38.1

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
FOOTNOTES TO FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2016 AND 2015
(unaudited)

(a) Included in the results of operations for the three months ended March 31, 2016, are the following significant credits/(charges) which may not be indicative of ongoing operations (in thousands):
	VITAS	Corporate	Total
Selling, general and administrative expenses
Expenses related to O.I.G. investigation	$(2,336)	$-	$(2,336)
Stock option expense	-	(2,563)	(2,563)
Long-term incentive compensation	-	241	241
Expenses related to securities litigation	-	(3)	(3)
Pretax impact on earnings	(2,336)	(2,325)	(4,661)
Income tax benefit/(charge) on the above	893	854	1,747
After-tax impact on earnings	$(1,443)	$(1,471)	$(2,914)

(b)	Included in the results of operations for the three months ended March 31, 2015, are the following significant credits/(charges) which may not be indicative of ongoing operations (in thousands):
	VITAS	Roto-Rooter	Corporate	Total
Selling, general and administrative expenses
Expenses related to O.I.G. investigation	$(1,274)	$-	$-	$(1,274)
Expenses related to litigation settlements	-	(5)	-	(5)
Stock option expense	-	-	(1,444)	(1,444)
Long-term incentive compensation	-	-	(934)	(934)
Pretax impact on earnings	(1,274)	(5)	(2,378)	(3,657)
Income tax benefit/(charge) on the above	484	2	877	1,363
After-tax impact on earnings	$(790)	$(3)	$(1,501)	$(2,294)

(c)

Under Generally Accepted Accounting Principles ("GAAP"), the Roto-Rooter segment expenses all advertising, including the cost of telephone directories, immediately upon the initial release of the advertising. Telephone directories are generally in circulation 12 months. If a directory is in circulation for a time period greater or less than 12 months, the publisher adjusts the directory billing for the change in billing period. The timing of when a telephone directory is published can and does fluctuate significantly on a quarterly basis. This "direct expensing" results in significant fluctuations in quarterly advertising expense. In the first quarters of 2016 and 2015, GAAP advertising expense for Roto-Rooter totaled $6,283,000 and $6,067,000, respectively. If the expense of the telephone directories were spread over the periods they are in circulation, advertising expense for the first quarters of 2016 and 2015 would total $6,891,000 and $6,573,000, respectively.

(d)

VITAS has eight large (greater than 450 ADC), 20 medium (greater than 200 but less than 450 ADC) and 16 small (less than 200 ADC) hospice programs. Of VITAS' 31 unique Medicare provider numbers, 28 provider numbers have a Medicare cap cushion of 10% or greater during the current Medicare cap year, two provider numbers have a Medicare cap cushion between 5% and 10% and one provider number has a Medicare cap cushion between 0% and 5%

(e)	Amounts exclude indirect patient care and administrative costs, as well as Medicare Cap billing limitation.

CONTACT:
Chemed Corporation
David P. Williams, 513-762-6901